As filed with the Securities and Exchange Commission on June 25, 1999

                                  Registration No. 333-
                                                       ------------------------
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TAUBMAN CENTERS, INC.
                  (Exact Name of Registrant as Specified in its
                           Articles of Incorporation)

          Michigan                                     38-2033632
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                       200 East Long Lake Road, Suite 300
                                  P.O. Box 200
                      Bloomfield Hills, Michigan 48303-0200
                   (Address of Principal Executive Offices)

                   The Taubman Company and Related Entities
                        Employee Retirement Savings Plan
                            (Full Title of the Plan)


Lisa A. Payne, Executive Vice President                WITH A COPY TO:
  and Chief Financial Officer                       David A. Handelsman, Esq.
   Taubman Centers, Inc.                             17117 W. Nine Mile Road
200 East Long Lake Road, Suite 300                       Suite 1110
      P.O. Box 200                                  Southfield, Michigan 48075
Bloomfield Hills, Michigan 48303-0200                   (248) 557-3143
    (248) 258-6800
(Name, Address, and Telephone
 Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed     Proposed
 Title of Securities     Amount          Maximum      Maximum      Amount of
  Being Registered    Being Registered   Offering    Aggregate    Registration
                                         Price Per   Offering         Fee
                                          Share (1)   Price
--------------------------------------------------------------------------------
Taubman Centers,
Inc. Common Stock(2)   1,200,000         $13.53125  $16,237,500.00  $4,514.03
================================================================================

(1) Solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum per share price is equal to the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on June 22,1999.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described in this Registration Statement.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.     Incorporation of Documents by Reference.

     The  following   documents  filed  with  the  Commission  pursuant  to  the
Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

     (a) the Annual Report on Form 11-K of The Taubman Company and Related Entities Employee Retirement Savings Plan (the "Plan") for the year ended December 31, 1997;

     (b) the Annual Report on Form 10-K of Taubman Centers, Inc. (the "Company"), for the year ended December 31, 1998;

     (c) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999;

     (d) the description of Common Stock contained in the Company's registration statement on Form 8-A (File No. 1-11530) filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Plan or the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement (and prior to the filing of a post-effective amendment indicating that all of the securities offered have been sold or deregistering all securities then remaining unsold ) shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing such documents.

Item 4.     Description of Securities.

     Not Applicable

Item 5.     Interests of Named Experts and Counsel.

     Not Applicable

Item 6.     Indemnification of Directors and Officers.

     Under the Company's Articles of Incorporation, no director of the Company shall be liable to the Company or its shareholders for monetary damages for a breach of the director's fiduciary duty. The Articles do not limit a director's liability to the Company or its shareholders resulting from: a breach of the director's duty of loyalty to the Corporation or its shareholders; acts or omissions of the director not in good faith or which involve intentional misconduct or knowing violation of law; unlawful payment of a dividend on the Company's securities, or a transaction from which the director derived an improper personal benefit.

     Under the Company's Articles of Incorporation, the Company is required (to the fullest extent permitted or not prohibited by law) to indemnify each director of the Company against any liability resulting from his status or service as a director of the Company. Each officer of the Company is also entitled to such indemnification, provided that the officer has acted in good faith and has otherwise satisfied the required standard of care.

     The Company has in place one or more insurance policies insuring the Company's directors and officers against expenses and liabilities of the type normally insured against under such policies, including the expense of the indemnifications described above.


Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

      Exhibit
      Number         Description
      -------        -----------

         4      --   Restated  Articles of  Incorporation  of Taubman Centers,
                     Inc. (incorporated by reference to Exhibit 3(a) filed with the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998).

         5*

         23     --   Consent of Deloitte & Touche LLP.

         24     --   Powers of Attorney.


         * In lieu of filing the exhibit specified in Item 601(b)(5) of Regulation S-K, and as permitted under the instructions to this Item 8, the Registrant undertakes that the Registrant has submitted the Plan and any amendment to the Plan to the Internal Revenue Service (the "IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.

Item 9.              Undertakings.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The Registrant undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on the 25th day of June, 1999.
                              TAUBMAN CENTERS, INC., a Michigan corporation

                              By:    /S/ Robert S. Taubman
                                     ---------------------
                                     Robert   S.   Taubman, President and Chief
                                     Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                          Date
---------                              -----                          ----

/S/ Robert S. Taubman           President, Chief Executive         June 25, 1999
-------------------------       Officer, and Director
Robert S. Taubman

/S/ Lisa A. Payne               Executive Vice President,          June 25, 1999
-------------------------       Chief Financial Officer, and
Lisa A.  Payne                  Director

/S/ Esther R. Blum              Senior Vice President, Controller  June 25, 1999
-------------------------       and Chief Accounting Officer
Esther R.  Blum

          *                     Chairman of the Board              June 25, 1999
-------------------------
A. Alfred Taubman

          *                     Vice Chairman of the Board         June 25, 1999
-------------------------
Robert C. Larson

          *                     Director                           June 25, 1999
-------------------------
Graham T. Allison

          *                     Director                           June 25, 1999
-------------------------
Claude M. Ballard

          *                     Director                           June 25, 1999
-------------------------
Allan J. Bloostein

          *                     Director                           June 25, 1999
-------------------------
Jerome A.  Chazen

          *                     Director                           June 25, 1999
-------------------------
S.  Parker Gilbert

                                     * By:  /S/ Lisa A. Payne
                                            -----------------
                                            Lisa A.  Payne, as Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania, on June 25, 1999.

                                          THE  TAUBMAN   COMPANY  AND  RELATED
                                          ENTITIES EMPLOYEE RETIREMENT SAVINGS
                                          PLAN

                                          By:   Vanguard    Fiduciary    Trust
                                                Company, as Trustee

                                          By:   /S/ David Simmons
                                                -----------------
                                                David Simmons
                                                Its:  Authorized Signatory

                                  EXHIBIT INDEX


     Exhibit                                                      Sequential
     Number                         Description                   Page Number
     -------                        -----------                   -----------

        4   --    Restated Articles of Incorporation of Taubman Centers,
                  Inc. (incorporated by reference to Exhibit 3(a) filed with the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998).

        5*

       23   --    Consent of Deloitte & Touche LLP.

       24   --    Powers of Attorney.


       * In lieu of filing the exhibit specified in Item 601(b)(5) of Regulation S-K, and as permitted under the instructions to this Item 8, the Registrant undertakes that the Registrant has submitted the Plan and any amendment to the Plan to the Internal Revenue Service (the "IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.